Exhibit 10.2

SECOND AMENDMENT TO
LOAN, GUARANTY AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”) is dated as of December 26, 2014, and is entered into by and among TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation (“Parametric”), VOYETRA TURTLE BEACH, INC., a Delaware corporation (“Voyetra”; and together with Parametric, individually “US Borrower,” and individually and collectively, jointly and severally, “US Borrowers”), TURTLE BEACH EUROPE LIMITED, a company limited by shares and incorporated in England and Wales with company number 03819186 (“Turtle Beach,” also referred to hereinafter as “UK Borrower”; and together with US Borrowers, individually “Borrower” and individually and collectively, “Borrowers”), PSC LICENSING CORP., a California corporation (“PSC”), VTB HOLDINGS, INC., a Delaware corporation (“VTB”; and together with PSC, individually a “US Guarantor” and individually and collectively, jointly and severally, “US Guarantors”; and together with US Borrowers, individually a “UK Guarantor” and individually and collectively, jointly and severally, “UK Guarantors”; UK Guarantors and US Guarantors, individually a “Guarantor,” and individually and collectively, “Guarantors”); the financial institutions party hereto as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent collateral agent and security trustee for Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).
WHEREAS, the Borrowers, the Guarantors, the Agent, and the Lenders have entered into that certain Loan, Guaranty and Security Agreement (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), dated as of March 31, 2014; and
WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to enter into certain amendments to the Loan Agreement,
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Loan Agreement, as amended hereby.
ARTICLE II
AMENDMENTS TO LOAN AGREEMENT
2.01.
    Amended Definitions.
(a)    The following definitions are added to Section 1.1 of the Loan Agreement in their entirety to read as follows:
“Floating LIBOR: for any day, a per annum rate equal to LIBOR in effect on such day for a 30 day interest period.”

“Second Amendment Effective Date: December 26, 2014.”

“US Temporary Advance Loan: a US Revolver Loan in the amount of Five Million Dollars ($5,000,000) made on or about the Second Amendment Effective Date that shall be repaid in immediately available funds not more than five (5) Business Days after the date on which it is made.”

“US Special Loan Amount: the amount of Seven Million Six Hundred Ninety One Thousand Five Hundred Eighty Six Dollars and Ninety-Three Cents ($7,691,586.93) which amount shall be reduced monthly on the first day of each month in consecutive monthly installments of $213,655.19, commencing on April 1, 2015 until the US Special Advance Loan Period, on which date the US Special Loan Amount shall be reduced to $0.”
“US Special Advance Loan: a US Revolver Loan that is borrowed on or about the Second Amendment Effective Date and outstanding during the US Special Advance Loan Period, in the amount of the US Special Loan Amount.
“US Special Advance Loan Period: the period commencing on the date the US Special Advance Loan is advanced and ending on the earlier of (a) April 1, 2018, and (b) such other date as approved by Agent in writing.”
(b)    The following definitions in Section 1.1 are hereby amended and restated in their entirety to read as follows:
“Covenant Trigger Period: the period (a) commencing on the day that (i) an Event of Default occurs, or (ii) the sum of Availability plus the US Temporary Advance Loan is less than 12.5% of the Revolver Commitments on such date or the sum of US Availability plus the US Temporary Advance Loan is less than 12.5% of the US Revolver Commitments on such date; and (b) continuing until, during each of the preceding 30 consecutive days, (i) no Event of Default has existed, (ii) the sum of Availability plus the US Temporary Advance Loan has been greater than 12.5% of the Revolver Commitments, and (iii) the sum of US Availability plus the US Temporary Advance Loan) has been greater than 12.5% of the US Revolver Commitments. For the purposes of this definition, the amount of the US Temporary Advance Loan shall be deemed to be $0 on the earlier of (x) the date it is repaid in full or (y) the date that is five (5) Business Day after such Loan is made.”

“Reporting Due Date: If (a) the sum of Availability plus the US Temporary Advance Loan is in an amount greater than 15% of the Revolver Commitments, (b) the sum of US Availability plus the US Temporary Advance Loan is in an amount greater than 15% of the US Revolver Commitments, and (c) UK Availability is in an amount greater than 15% of the UK Revolver Commitments, the third Business Day of each week, otherwise, the 15th day of each month. For the purposes of this definition, the amount of the US Temporary Advance Loan shall be deemed to be $0 on the earlier of (x) the date it is repaid in full or (y) the date that is five (5) Business Day after such Loan is made.”

“US Dominion Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or the sum of Availability plus the US Temporary Advance Loan is less than 15% of the Revolver Commitments at any time or the sum of US Availability plus the US Temporary Advance Loan is less than 15% of the US

Revolver Commitments at any time; and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed, the sum of Availability plus the US Temporary Advance Loan has been greater than 15% of the Revolver Commitments, and the sum of US Availability plus the US Temporary Advance Loan has been greater than 15% of the US Revolver Commitments. For the purposes of this definition, the amount of the US Temporary Advance Loan shall be deemed to be $0 on the earlier of (x) the date it is repaid in full or (y) the date that is five (5) Business Day after such Loan is made. Notwithstanding anything to the contrary herein, the US Dominion Trigger Period shall be in effect at any time that the US Special Loan Amount is greater than $0.”

2.02.    Amendment to Section 3.1.1. Section 3.1.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    The Obligations shall bear interest as set forth below, which interest shall accrue from the date the Revolver Loan is advanced or the Obligation is incurred or payable, until paid by the applicable Borrower. If a Revolver Loan is repaid on the same day made, one day’s interest shall accrue.

OBLIGATION	APPLICABLE INTEREST
US Base Rate Loan	US Base Rate in effect from time to time, plus the Applicable Margin for US Base Rate Loans
US LIBOR Loan	LIBOR for the applicable Interest Period, plus the Applicable Margin for US LIBOR Loans
UK Base Rate Loan	UK Base Rate in effect from time to time, plus the Applicable Margin for UK Base Rate Loans
UK LIBOR Loan	UK LIBOR for the applicable Interest Period, plus the Applicable Margin for UK LIBOR Loans, plus any Mandatory Costs
US Special Advance Loan	Floating LIBOR for the applicable Interest Period, plus 5.00%
any other US Obligation (including, to the extent permitted by law, interest not paid when due)	US Base Rate in effect from time to time, plus the Applicable Margin for US Base Rate Loans
any other UK Obligation (including to the extent permitted by law, interest not paid when due)	UK Base Rate in effect from time to time, plus the Applicable Margin for UK Base Rate Loans”

2.03.    Amendment to Section 5.2. Section 5.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“5.2    Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium; provided however, that the US Special Advance Loan may not be prepaid before July 1, 2016 without Agent’s prior written consent. Subject to Section 2.1.6, if an Overadvance exists at any time, US Borrowers or UK Borrowers, as applicable shall, on the sooner of Agent’s demand or the first Business Day after any applicable Borrower has knowledge thereof, repay Revolver Loans in an amount sufficient to reduce US Revolver Usage to the US Borrowing Base or UK Revolver Usage to the UK Borrowing Base, as applicable. If any Asset Disposition includes the disposition of Accounts or Inventory, Borrowers shall apply Net Proceeds to repay Revolver Loans equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in Borrowing Base resulting from the disposition.”

2.04.    Amendment to Section 10.2.4. Section 10.2.4(f) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Payments of, Distributions on or redemptions of the Series B Preferred Stock of VTB, so long as (a) immediately prior to and after giving effect to such payment, no Default or Event of Default has occurred or will occur, (b) for each of the 30 days immediately prior to and after giving effect to such payment, Availability is in an amount greater than 15% of the Revolver Commitments, and US Availability is in an amount greater than 15% of the US Revolver Commitments, (c) immediately after giving effect to such payment, the Fixed Charge Coverage Ratio is no less than 1.00 to 1.00 (measured on a trailing 12-month basis), provided, however, at any time the US Special Loan Amount is greater than $0, the Fixed Charge Coverage Ratio shall be no less than 1.15 to 1.00 immediately after giving effect to such payment; and (d) with respect to a redemption of the Series B Preferred Stock of Voyetra made during the first fiscal quarter of 2015 not to exceed the aggregate amount of $5,000,000, (v) Agent has received audited financial statements in accordance with Section 10.1.2(a), (w) Agent has received a field examination with respect to Obligors, with results satisfactory to Agent, (x) if requested by Agent, Agent has received an Inventory appraisal with result satisfactory to Agent, (y) written notice by Borrower to Agent of the intent to make such redemption, and (z) Agent and Lenders’ prior written approval which may be provided at their sole discretion after receipt of such notice from Borrower; and”
2.05.    Amendment to Section 10.3. Section 10.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“10.3.1      Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 for each period of four Fiscal Quarters while a Covenant Trigger Period is in effect, commencing with the most recent period for which financial statements were, or were required to be, delivered hereunder prior to the Covenant Trigger Period; provided that such minimum required ratio shall be 1.15 to 1.00 at any time the US Special Loan Amount is greater than $0.”

ARTICLE III
CONSENT TO PAYMENT
(a)    Borrowers have informed Agent and Lenders that they intend to make a prepayment of principal and accrued interest on account of the Existing Subordinated Debt set forth under clause (ii) of such definition, in an amount not to exceed $7,691,586.93 using the proceeds of the US Special Advance Loan (“Proposed Prepayment”). As the making of the Proposed Prepayment is restricted under Section 10.2.8(b) (as amended herein) of the Loan Agreement, Borrowers have requested that Agent and Lenders provide their consent thereto.
(b)    Agent and Lenders hereby provide their consent to the making of the Proposed Prepayment so long as each of the following conditions are satisfied:
(i) immediately prior to and after giving effect to the making of the Proposed Prepayment, no Default or Event of Default exists,
(ii) for each of the 30 days immediately prior to and after giving effect to the making of the Proposed Prepayment, Availability is in an amount greater than 15% of the Revolver Commitments, and US Availability is in an amount greater than 15% of the US Revolver Commitments (in each case under this clause (ii),
(iii) immediately after giving effect to the making of the Proposed Prepayment, Parametric has maintained a Fixed Charge Coverage Ratio of at least 1.15 to 1.00 measured on a trailing twelve month period; and
(iv) the Proposed Prepayment is made by no later than December 31, 2014.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Each Obligor hereby represents and warrants to each Lender and the Agent, as of the Second Amendment Effective Date (as such term is defined in Section 4.01 below), as follows:
4.01.    Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.
4.02.     No Defaults. Each of the Obligors is in compliance with all terms and conditions of the Loan Agreement and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.
4.03.    Authority and Pending Actions. The execution, delivery, and performance by each Obligor of this Amendment has been duly authorized by each such Obligor (as applicable) and there is no action pending or any judgment, order, or decree in effect which is likely to restrain, prevent, or impose materially adverse conditions upon the performance by any Obligor of its obligations under the Loan Agreement or the other Loan Documents.

4.04.    Enforceability. This Amendment constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.
ARTICLE V
CONDITIONS PRECEDENT AND FURTHER ACTIONS
5.01.    Conditions Precedent. This Amendment shall not be binding upon the Agent, the Lenders or any Obligor until each of the following conditions precedent have been satisfied in form and substance satisfactory to the Agent (the first date upon which each such condition has been satisfied being herein called the “Second Amendment Effective Date”):
(a)    Agent shall have received a closing fee in immediately available funds in amount not less than $80,000, which fee shall be fully earned, due and payable upon the execution of this Amendment by Borrowers.
(b)    The representations and warranties contained herein and in the Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof, after giving effect to this Amendment, as if made on such date, except for such representations and warranties limited by their terms to a specific date; and
(c)    Each Obligor shall have delivered to the Agent duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Borrowers, the Agent, and the Lenders.
5.02.    Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.
ARTICLE VI
COSTS AND EXPENSES
Without limiting the terms and conditions of the Loan Documents, the Obligors jointly and severally agree to pay on demand: (i) all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant to this Amendment and any and all subsequent amendments, modifications, and supplements to this Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel; and (ii) all reasonable costs and expenses reasonably incurred by the Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

ARTICLE VII
MISCELLANEOUS
7.01.    No Course of Dealing. The consents and waivers set forth herein are a one-time accommodation only and relate only to the matters set forth in Article III and Article IV herein. The consents and waivers are not a consent to any other deviation of the terms and conditions of the Loan Agreement or any other Loan Document unless otherwise expressly agreed to by Agent and Lenders in writing.
7.02.    Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.
7.03.    Instrument Pursuant to Loan Agreement. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Loan Agreement.
7.04.    Acknowledgment of the Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Obligor with all of the provisions of this Amendment: (i) are within the powers and purposes of such Obligor; (ii) have been duly authorized or approved by the board of directors (or other appropriate governing body) of such Obligor; and (iii) when executed and delivered by or on behalf of such Obligor will constitute valid and binding obligations of such Obligor, enforceable in accordance with its terms. Each Obligor reaffirms its obligations to perform and pay all amounts due to the Agent or the Lenders under the Loan Documents (including, without limitation, its obligations under any promissory note evidencing any of the Loans) in accordance with the terms thereof, as amended and modified hereby.
7.05.    Loan Documents Unmodified. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Document specifically referred to by such amendments. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to the Agent, for the benefit of the Lenders, in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and the Loan Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.
7.06.    Parties, Successors and Assigns. This Amendment represents the agreement of the Obligors, the Agent and each of the Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations, or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (ii) any assignment by a Lender must be made in compliance with Section 14.3 of the Loan Agreement.
7.07.    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when all conditions precedent have been met and when the Agent has executed it and received counterparts bearing the signatures of all other parties hereto. Delivery of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of such agreement. This

Amendment may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals.
7.08.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
7.09.    Miscellaneous. This Amendment is subject to the general provisions set forth in the Loan Agreement, including but not limited to Sections 15.14, 15.15, and 15.16.
7.10.    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
7.11.    Release.

(a)
EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH A “CLAIM”) THAT SUCH OBLIGOR MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE OF THIS AMENDMENT, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (1) OCCURRED PRIOR TO OR ON THE DATE OF THIS AMENDMENT AND (2) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.

(b)
EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(c)
EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.

7.12.    Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.
BORROWERS:

TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation

By:
Name:
Title:

VOYETRA TURTLE BEACH, INC.,
a Delaware corporation

By:
Name:
Title:

TURTLE BEACH EUROPE LIMITED,
a company limited by shares and incorporated in England and Wales with company number 03819186

By:
Name:
Title:

63107750

BANK OF AMERICA, N.A.,
as Agent and Lender
By:
Name:    Matthew Van Steenhuyse
Title:    Senior Vice President

63107750

GUARANTOR CONSENT

The undersigned hereby consent to the foregoing Amendment and hereby (a) confirm and agree that notwithstanding the effectiveness of the foregoing Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the foregoing Amendment, each reference in any Loan Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by the foregoing Amendment, (b) confirm and agree that the pledge and security interest in the Collateral granted by it pursuant to any Security Documents to which it is a party shall continue in full force and effect, (c) acknowledge and agree that such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby, and (d) agrees to be bound by the release set forth in Section 7.11 of the Amendment.

PSC LICENSING CORP.,
a California corporation

By:
Name:
Title:

VTB HOLDINGS, INC.,
a Delaware corporation
By:
Name:
Title:

63107750